UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  April 4, 2005

GRYPHON GOLD CORPORATION (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-127635 (Commission File Number)	92-0185596 (IRS Employer Identification No.)

390 UNION BLVD, SUITE 360 LAKEWOOD, CO 80228 (Address of Principal Executive Offices) (Zip Code)

(303) 988-5777
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.   Unregistered Sale of Equity Securities

        On April 4, 2006, the Board authorized and approved that 75,000 stock options to purchase common shares at $1.37 per share be granted Rajwant Kang in consideration for services to be performed as Controller of the Company. The options will vest as follows: 20% after 3 months following start date; 20% after 6 months following start date; 20% after 12 months following start date; 20% after18 months following start date; 20% after 24 months following start date. The Board also authorized and approved that 20,000 stock options to purchase common shares at $1.37 per share be granted Dynamic Stock Market Analysis in consideration for investor relations services rendered to the Company. The options will vest as follows: 25% October 4, 2006; 25% January 4 2007; 25% April 4 2007; 25% July 4, 2007. Such options shall be exercised in accordance with the Company’s Stock Option Plan. The options will terminate five (5) years after vesting.

        On April 4, 2006, following the recommendations of the Compensation Committee, the Board of Directors of the Company (the “Board”) at a meeting of the Board authorized and approved proposed salary adjustments, bonuses, and incentive stock option grants to its directors, officers, and employees. The Board authorized and approved 1,475,000 incentive stock option grants for the purchase of common shares at a price of $1.37 per share to the Company’s directors, officers, and employees. Options granted under the proposed incentive stock option grant would be exercised in accordance with the Company’s Stock Option Plan, previously filed with the Company’s Form SB-2 on August 17, 2005 and incorporated herein by reference. Accordingly, the stock options will vest one (1) year after being granted and will terminate five (5) years after vesting. The stock option grants as forms of performance compensation are being granted in consideration for services rendered and to be rendered to the Company.

        All such stock option grants to the Company’s directors, executives and employees described above and authorized and approved by the Board are subject to stockholder approval at the next annual meeting of the stockholders

        The Company believes that the offer and sale of the stock option grants to its directors, executives, and employees above will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemptions from registration provided by Regulation D. Each U.S. investor has represented and warranted to the Company that such investor was an “accredited investor” as that term is defined in Rule 501 of Regulation D. The private placement was conducted without general solicitation or advertising. The subscribers were afforded an opportunity for effective access to files and records of the Company that contained the relevant information needed to make its investment decision, including the Company’s financial statements and reports filed pursuant to the Securities Exchange Act of 1934, as amended. The Company reasonably believed that the subscribers, immediately prior to offering the Shares, had such knowledge and experience in financial and business matters that it was capable of evaluating the merits and risks of their investment.

Item 8.01. Other Events

        On April 4, 2006, the Company’s Board approved an amendment to the Company’s Stock Option Plan to increase the current grant of stock options under the Plan from 3,000,000 options to a total of 6,000,000 options. The amendment to the Plan is subject to stockholder approval at the next annual meeting of the stockholders.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gryphon Gold Corporation
(Registrant)

Dated: April 18, 2006	By: /s/ Anthony Ker
Anthony Ker Executive Vice President